UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act

August 14, 2012

Date of Report

(Date of earliest event reported)

LKA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-17106	91-1428250
(State or other jurisdiction of incorporation)	(Commission File No.)	IRS Employer I.D. No.

3724 47th Street Ct. N.W.

Gig Harbor, Washington  98335

 (Address of principal executive offices)

(253) 851-7486

Registrant's telephone number

N/A

 (Former Name or Former Address if changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective as of August 14, 2012, LKA International, Inc., a Delaware corporation (the “Company”), executed a letter agreement with Brannon Limited Partnership (“Brannon”), which is the holder of the Company’s Promissory Note dated July 2, 2009 (the “Letter Agreement”). Under the terms of the Letter Agreement, the parties have agreed to settle the entire unpaid balance on the Promissory Note through the issuance of a total of 6 million shares of the Company’s common stock (the “Settlement Shares”) at a settlement price of $0.1886 per Settlement Share.  The Company is required, within 90 days of the date of the Settlement Agreement, to proceed with the court hearing process that is required in order for the Settlement Shares to be issued pursuant to the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended.  If Settlement Shares are not issuable in reliance on the Section 3(a)(10) exemption within such 90 day period, Brannon may declare the Letter Agreement null and void in its entirety.

Immediately upon execution of the Settlement Agreement, the Company is required to deliver to Brannon a stock certificate representing 800,000 “unregistered” and “restricted” shares of common stock, which shall be returned to the Company and canceled immediately upon the successful completion of the 3(a)(10) hearing and replaced with freely tradeable shares issued in reliance on the Section 3(a)(10) exemption. Brannon is to give the Company written notice of its election to convert Promissory Note debt into Settlement Shares, provided that Brannon will not be entitled to receive a number of Settlement Shares that result in Brannon beneficially owning more than 4.99% of the Company’s common stock after such debt conversion.  If the Company is unable to issue any Settlement Shares that are then deliverable, it will be required to make a Mandatory Redemption Payment equal to 120% of the value of the debt that such Settlement Shares are meant to settle. A copy of the Letter Agreement is attached hereto as Exhibit 10 and is incorporated herein by reference. The foregoing description of the Letter  Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit hereto which is incorporated by reference.

Item 9.01.   Financial Statements and Exhibits.

       (a)  Financial Statements of Businesses Acquired.

                                          None; not applicable.

       (b)  Pro Forma Financial Information.

                                          None; not applicable.

       (c)  Shell Company Transactions.

                          None; not applicable.

       (d)  Exhibits.

Exhibit

Number                   Description

  10

   Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LKA INTERNATIONAL, INC.

Date: 8/15/12

By  /s/ Kye A. Abraham

Kye A. Abraham, President